Exhibit 1

Westpac

Pillar 3 Report

December 2009

Incorporating the requirements of

Australian Prudential Standard APS 330

Westpac Banking Corporation ABN 33 007 457 141

Pillar 3 Report

3	Introduction

4	Group Structure

6	Capital Adequacy

9	Credit Risk Exposures

13	Disclosure regarding forward-looking statements

In this report:

•      References to ‘Westpac’, ‘The Westpac Group’ and ‘Group’ mean Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless they clearly mean just Westpac Banking Corporation or the context indicates otherwise;

•      References to ‘St.George Bank’ and ‘St.George’ mean St.George Bank Limited ABN 92 055 513 070 and its subsidiaries unless they clearly mean just St.George Bank Limited.

Introduction

Westpac Banking Corporation is an Authorised Deposit-taking Institution (ADI) subject to regulation by the Australian Prudential Regulation Authority (APRA). APRA has accredited Westpac to apply the most advanced models permitted by the Basel II global capital adequacy regime to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings-Based approach (Advanced IRB) for credit risk and the Advanced Measurement approach for operational risk.

In accordance with Australian Prudential Standard 330 Capital Adequacy: Public Disclosure of Prudential Information (APS 330), financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices and capital adequacy on a semi-annual basis. A subset of this information must be disclosed quarterly.

This report is Westpac’s disclosure for the three months ended 31 December 2009 under these prudential requirements.

The structure of Westpac’s Pillar 3 Report as at 31 December 2009

This report presents information on the prudential assessment of Westpac’s capital adequacy as at 31 December 2009. The sections are arranged as follows:

•    ‘Group Structure’ describes the principles of consolidation used to determine Westpac’s capital adequacy;

•    ‘Capital Adequacy’ presents Westpac’s regulatory capital ratios and capital requirements, as well as the regulatory capital ratios of significant subsidiary banking entities; and

•    ‘Credit Risk Exposures’ tabulates Westpac’s credit risk exposures, including impaired and past due loans and loan impairment provisions.

Group Structure

Westpac seeks to ensure that it is adequately capitalised at all times, both on a stand-alone and Group basis. APRA applies a tiered approach to measuring Westpac’s capital adequacy(1) by assessing financial strength at three levels:

•      Level 1, comprised of Westpac Banking Corporation and certain subsidiary entities that have been approved by APRA as being part of a single ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy;

•      Level 2, the consolidation of Westpac Banking Corporation and all its subsidiary entities except those entities specifically excluded by APRA regulations (see below); and

•      Level 3, the conglomerate group at the widest level.

Unless otherwise specified, all quantitative disclosures in this report refer to the prudential assessment of Westpac’s financial strength on a Level 2 basis.

The Westpac Group

The following diagram shows The Westpac Group and illustrates the different tiers of regulatory consolidation.

Principles of accounting consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries (including special purpose entities) controlled by Westpac. Westpac and its subsidiaries are referred to collectively as the ‘Group’. The effects of all transactions between entities in the Group are eliminated. Control exists when the parent entity has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account.

Subsidiaries are fully consolidated from the date on which control commences and they are no longer consolidated from the date that control ceases.

Group entities excluded from the regulatory consolidation at Level 2

Regulatory consolidation at Level 2 covers the global operations of Westpac Banking Corporation and its subsidiary entities, including other controlled banking, securities and financial entities, except for those entities involved in the following business activities:

•      insurance (including friendly societies and health funds);

•      acting as manager, responsible entity, approved trustee, trustee or similar role in relation to funds management;

•      non-financial (commercial) operations; or

•      special purpose entities to which assets have been transferred in accordance with the requirements of APS 120 Securitisation.

With the exception of securitisation special purpose entities, equity investments in subsidiary entities excluded from the consolidation at Level 2 are deducted from capital.

(1)   APS 110 Capital Adequacy outlines the overall framework adopted by APRA for the purpose of assessing the capital adequacy of an ADI.

Group Structure continued

Significant subsidiary banking entities

The Group includes two significant subsidiary banking entities, St.George Bank Limited and Westpac New Zealand Limited(1).

St.George Bank

St.George is subject to regulation by APRA and has been accredited to apply the Standardised approach(2)  to the measurement of its regulatory capital requirements for credit risk and operational risk. For the purposes of determining Westpac’s capital adequacy, St.George and its Level 2 subsidiaries have been consolidated at Level 2 from, and including, 31 March 2009. For accounting purposes Westpac’s merger with St.George took effect from close of business on 17 November 2008. From the date of accounting consolidation until 31 March 2009, St.George was excluded from the regulatory consolidation at Level 2.

In this report St.George credit exposures are classified according to whether they arise from the lending (Standardised - St.George) or securitisation (Securitisation - St.George) businesses of St.George. Credit exposures arising from St.George’s lending business are sub-classified according to Basel portfolio where appropriate. St.George’s market risk and equity risk regulatory capital are measured on the same basis as the rest of the Group and there is no requirement to hold regulatory capital for St.George’s Interest Rate Risk in the Banking Book.

Westpac aims to have St.George accredited to apply the Advanced IRB approach for credit risk and the Advanced Measurement approach for operational risk during 2010.

Westpac New Zealand Limited

Westpac New Zealand Limited (WNZL) is a registered bank incorporated in New Zealand and regulated by the Reserve Bank of New Zealand. WNZL uses the Advanced IRB approach for credit risk and the Advanced Measurement approach for operational risk. For the purposes of determining Westpac’s capital adequacy, Westpac New Zealand Limited is consolidated at Level 2.

(1)  Other subsidiary banking entities in the Group include Westpac Bank of Tonga, Westpac Bank-PNG-Limited, Westpac Bank Samoa Limited and Westpac Europe Limited.

(2)  The Standardised approach applies regulator-determined risk-weights to asset classes (credit risk) and business income (operational risk).

Capital Adequacy

Capital management strategy

The Group’s approach seeks to balance the fact that capital is an expensive form of funding with the need to be adequately capitalised as an ADI. Westpac considers the need to balance efficiency, flexibility and adequacy when determining sufficiency of capital and when developing capital management plans.

Westpac details these considerations through an Internal Capital Adequacy Assessment Process (ICAAP), the key features of which include:

•      consideration of both economic and regulatory capital requirements;

•      a process that challenges the capital measures, coverage and requirements which incorporates a comparison of economic and regulatory metrics and the use of a Quantitative Scenario Analysis (stress testing) framework that considers the impact of adverse economic scenarios;

•      consideration of the perspectives of external stakeholders including rating agencies and equity investors; and

•      the development of a capital management strategy, including target capital ratios, capital buffers and contingency plans, which guides the development of specific capital plans.

Westpac’s capital adequacy ratios

	31 December	30 September	31 December
%	2009	2009	2008(1)
The Westpac Group at Level 2
Tier 1	8.5	8.1	9.8
Total	11.1	10.8	11.2
The Westpac Group at Level 1
Tier 1	10.2	9.9	10.5
Total	12.7	12.4	13.5

Capital adequacy ratios of significant subsidiary banks

	31 December	30 September	31 December
%	2009	2009	2008
Westpac New Zealand Limited
Tier 1	9.5	9.5	9.3
Total	12.5	12.3	12.5
St.George at Level 2(2)
Tier 1	8.1	7.8	7.8
Total	11.4	11.0	11.3
St.George at Level 1(2)
Tier 1	8.5	8.2	7.9
Total	12.0	11.6	11.5

(1)   For the purposes of determining Westpac’s capital adequacy, St.George was not consolidated at Level 2 at 31 December 2008.

(2)   St.George’s capital adequacy ratios are measured using the Standardised approach.

Capital Adequacy continued

Capital requirements

This table shows risk weighted assets and associated capital requirements(1) for each risk type included in the regulatory assessment of Westpac’s capital adequacy.

31 December 2009	IRB	Standardised		Total Risk	Total Capital
$m	Westpac	Westpac(2)	St.George(3)	Weighted Assets	Required
Credit risk
Corporate	49,830	—	8,426	58,256	4,660
Business lending	29,671	752	29,316	59,739	4,779
Sovereign	390	473	—	863	69
Bank	3,846	185	273	4,304	344
Residential mortgages	37,542	352	31,857	69,751	5,580
Australian credit cards	4,769	—	1,925	6,694	536
Other retail	4,400	1,460	4,119	9,979	798
Small business	3,111	—	NA	3,111	249
Specialised lending	29,103	265	NA	29,368	2,350
Securitisation	4,598	—	959	5,557	445
Total	167,260	3,487	76,875	247,622	19,810
Equity risk				1,362	109
Market risk				8,623	690
Operational risk				21,847	1,748
Interest rate risk in the banking book				9,568	765
Other assets(4)				2,512	201
Total				291,534	23,323

30 September 2009	IRB	Standardised		Total Risk	Total Capital
$m	Westpac	Westpac(2)	St.George(3)	Weighted Assets	Required
Credit risk
Corporate	52,358	—	8,323	60,681	4,855
Business lending	29,307	629	30,210	60,146	4,812
Sovereign	414	423	—	837	67
Bank	3,823	64	335	4,222	338
Residential mortgages	35,313	363	30,423	66,099	5,288
Australian credit cards	4,699	—	1,844	6,543	523
Other retail	4,395	1,692	3,980	10,067	805
Small business	3,356	—	NA	3,356	268
Specialised lending	28,256	174	NA	28,430	2,274
Securitisation	4,860	—	1,438	6,298	504
Total	166,781	3,345	76,553	246,679	19,734
Equity risk				1,331	107
Market risk				6,838	547
Operational risk				21,725	1,738
Interest rate risk in the banking book				9,624	770
Other assets(4)				2,542	203
Total				288,739	23,099

(1)   Capital requirements are expressed as 8% of total risk weighted assets.

(2)   Westpac’s risk weighted assets for credit risk exposures subject to the Standardised approach are categorised based on their equivalent IRB categories.

(3)   With the exception of small business and specialised lending, which are included in the business lending asset class, St.George risk weighted assets for credit risk exposures subject to the Standardised approach are categorised based on their equivalent IRB categories.

(4)   Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

Capital Adequacy continued

31 December 2008	IRB	Standardised		Total Risk	Total Capital
$m	Westpac	Westpac(1)	St.George	Weighted Assets	Required
Credit risk
Corporate	54,577	—	NA	54,577	4,366
Business lending	27,782	846	NA	28,628	2,290
Sovereign	242	458	NA	700	56
Bank	9,273	132	NA	9,405	752
Residential mortgages	31,525	394	NA	31,919	2,554
Australian credit cards	4,656	—	NA	4,656	373
Other retail	4,526	1,950	NA	6,476	518
Small business	3,565	—	NA	3,565	285
Specialised lending	29,672	238	NA	29,910	2,393
Securitisation	6,941	—	NA	6,941	555
Total	172,759	4,018	NA	176,777	14,142
Equity risk				590	47
Market risk				9,915	793
Operational risk				14,126	1,130
Interest rate risk in the banking book				164	13
Other assets(2)				4,519	362
Total				206,091	16,487

(1)   Westpac’s risk weighted assets for credit risk exposures subject to the Standardised approach are categorised based on their equivalent IRB categories.

(2)   Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

Credit Risk Exposures

Credit risk summary

This table presents a summary of the prudential assessment of credit risk, impaired loans and actual losses by portfolio.

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 December 2009	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 3 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended(2)
Corporate	83,093	49,830	842	485	741	352	1
Business lending	44,841	29,671	560	356	470	192	26
Sovereign	7,760	390	1	1	—	—	—
Bank	22,698	3,846	9	6	5	4	—
Residential mortgages	237,221	37,542	448	347	339	88	21
Australian credit cards	14,453	4,769	253	197	68	56	55
Other retail	4,765	4,400	181	140	57	45	33
Small business	8,690	3,111	112	70	54	24	17
Specialised lending	28,205	29,103	970	508	700	294	5
Securitisation - Westpac	18,731	4,598	NA	NA	24	8	—
Standardised - Westpac	5,566	3,487	NA	NA	280	159	4
Securitisation - St.George	1,405	959	NA	NA	—	—	—
Standardised - St.George	127,241	75,916	NA	NA	1,258	419	41
Total	604,669	247,622	3,376	2,110	3,996	1,641	203

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
30 September 2009	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 12 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended(2)
Corporate	87,968	52,358	798	529	591	268	655
Business lending	44,500	29,307	538	339	437	175	110
Sovereign	8,763	414	1	1	—	—	—
Bank	20,494	3,823	10	6	6	5	—
Residential mortgages	226,514	35,313	416	312	332	86	77
Australian credit cards	14,295	4,699	258	192	61	65	225
Other retail	4,780	4,395	168	131	55	35	131
Small business	8,845	3,356	122	87	54	25	68
Specialised lending	27,881	28,256	920	479	645	257	156
Securitisation - Westpac	18,750	4,860	NA	NA	29	13	—
Standardised - Westpac	5,328	3,345	NA	NA	307	162	102
Securitisation - St.George	1,673	1,438	NA	NA	—	—	—
Standardised - St.George	124,012	75,115	NA	NA	1,253	391	350
Total	593,803	246,679	3,231	2,076	3,770	1,482	1,874

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 December 2008	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 3 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	103,028	54,577	1,016	388	1,019	630	3
Business lending	45,185	27,782	356	274	189	80	7
Sovereign	5,840	242	—	—	—	—	—
Bank	68,703	9,273	19	11	8	5	—
Residential mortgages	200,130	31,525	410	309	277	71	8
Australian credit cards	14,175	4,656	258	192	63	67	51
Other retail	4,937	4,526	177	141	55	34	25
Small business	9,310	3,565	114	87	46	21	12
Specialised lending	30,399	29,672	605	455	198	58	—
Securitisation - Westpac	21,395	6,941	NA	NA	49	12	—
Standardised - Westpac	6,559	4,018	NA	NA	203	72	32
Securitisation - St.George	NA	NA	NA	NA	NA	NA	NA
Standardised - St.George	NA	NA	NA	NA	NA	NA	NA
Total	509,661	176,777	2,955	1,857	2,107	1,050	138

(1)   Includes regulatory expected losses for defaulted and non-defaulted exposures.

(2)   St.George losses are reported from, and including, 18 November 2008.

Credit Risk Exposures continued

Exposure at Default by portfolio and major type

The following table segments credit risk exposure by portfolio and balance sheet category.

31 December 2009	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	3 months ended(2)
Corporate	38,060	37,146	7,887	83,093	85,531
Business lending	35,522	9,319	—	44,841	44,670
Sovereign	3,699	3,309	752	7,760	8,262
Bank	7,746	2,643	12,309	22,698	21,596
Residential mortgages	206,775	30,446	—	237,221	231,867
Australian credit cards	7,791	6,662	—	14,453	14,374
Other retail	3,732	1,033	—	4,765	4,773
Small business	7,037	1,653	—	8,690	8,767
Specialised lending	24,002	4,203	—	28,205	28,043
Securitisation - Westpac	11,790	6,941	—	18,731	18,740
Standardised - Westpac	5,473	93	—	5,566	5,447
Securitisation - St.George	615	668	122	1,405	1,539
Standardised - St.George	122,975	3,872	394	127,241	125,627
Total	475,217	107,988	21,464	604,669	599,236

30 September 2009	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	12 months ended(3)
Corporate	40,329	39,376	8,263	87,968	94,609
Business lending	35,672	8,828	—	44,500	45,120
Sovereign	4,174	3,667	922	8,763	7,950
Bank	7,525	2,969	10,000	20,494	34,490
Residential mortgages	197,307	29,207	—	226,514	206,545
Australian credit cards	7,533	6,762	—	14,295	14,444
Other retail	3,727	1,053	—	4,780	4,868
Small business	7,265	1,580	—	8,845	8,928
Specialised lending	24,120	3,761	—	27,881	29,770
Securitisation - Westpac	11,933	6,817	—	18,750	20,950
Standardised - Westpac	5,231	97	—	5,328	6,155
Securitisation - St.George	721	758	194	1,673	1,483
Standardised - St.George	119,662	3,890	460	124,012	120,836
Total	465,199	108,765	19,839	593,803	547,220

31 December 2008	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	3 months ended(4)
Corporate	47,886	41,058	14,084	103,028	99,171
Business lending	35,639	9,546	—	45,185	45,214
Sovereign	1,120	2,478	2,242	5,840	8,902
Bank	12,470	43,795	12,438	68,703	53,448
Residential mortgages	173,490	26,640	—	200,130	191,753
Australian credit cards	7,591	6,584	—	14,175	14,764
Other retail	3,861	1,076	—	4,937	4,880
Small business	7,530	1,780	—	9,310	8,790
Specialised lending	25,001	5,398	—	30,399	30,599
Securitisation - Westpac	12,497	8,898	—	21,395	21,993
Standardised - Westpac	6,441	118	—	6,559	6,801
Securitisation - St.George	NA	NA	NA	NA	NA
Standardised - St.George	NA	NA	NA	NA	NA
Total	333,526	147,371	28,764	509,661	486,315

(1)         EAD associated with the on balance sheet outstandings for each portfolio.

(2)         Average is based on exposures as at 30 September 2009 and 31 December 2009.

(3)         Average is based on exposures as at 30 September 2009, 30 June 2009, 31 March 2009, 31 December 2008 and 30 September 2008 for Westpac portfolios and exposures as at 30 September 2009, 30 June 2009, and 31 March 2009 for St.George portfolios.

(4)         Average is based on exposures as at 30 September 2008 and 31 December 2008.

Credit Risk Exposures continued

Loan impairment provisions

APS 220 Credit Quality requires that Westpac report specific provisions and a General Reserve for Credit Loss (GRCL). All provisions for impairment assessed on an individual basis in accordance with A-IFRS are classified as specific provisions. Collective provisions raised under A-IFRS are either classified into specific provisions or a GRCL.

A GRCL adjustment is made for the amount of GRCL that Westpac reports for regulatory purposes under APS 220 in addition to provisions reported by Westpac under A-IFRS. For capital adequacy purposes the GRCL adjustment is deducted from Tier 1 capital.

31 December 2009		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,402	239	1,641	NA	1,641
for defaulted but not impaired loans	NA	166	166	NA	166
General Reserve for Credit Loss	NA	3,131	3,131	—	3,131
Total provisions for impairment charges	1,402	3,536	4,938	—	4,938

30 September 2009		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,228	254	1,482	NA	1,482
for defaulted but not impaired loans	NA	147	147	NA	147
General Reserve for Credit Loss	NA	3,105	3,105	—	3,105
Total provisions for impairment charges	1,228	3,506	4,734	—	4,734

31 December 2008		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	914	136	1,050	NA	1,050
for defaulted but not impaired loans	NA	74	74	NA	74
General Reserve for Credit Loss	NA	1,680	1,680	—	1,680
Total provisions for impairment charges	914	1,890	2,804	—	2,804

Credit Risk Exposures continued

Impaired and past due loans by portfolio

The following table discloses the crystallisation of credit risk as impairment and loss. Analysis of exposures 90 days past due but well secured, impaired loans, related provisions and actual losses is broken down by portfolio.

			Specific
31 December 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	3 months ended
Corporate	9	741	352	48%	1
Business lending	281	470	192	41%	26
Sovereign	—	—	—	—	—
Bank	—	5	4	80%	—
Residential mortgages	579	339	88	26%	21
Australian credit cards	—	68	56	82%	55
Other retail	—	57	45	79%	33
Small business	78	54	24	44%	17
Specialised lending	233	700	294	42%	5
Securitisation - Westpac	—	24	8	33%	—
Standardised - Westpac	74	280	159	57%	4
Securitisation - St.George	—	—	—	—	—
Standardised - St.George	1,026	1,258	419	33%	41
Total	2,280	3,996	1,641	41%	203

			Specific
30 September 2009	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	12 months ended(2)
Corporate	17	591	268	45%	655
Business lending	302	437	175	40%	110
Sovereign	—	—	—	—	—
Bank	—	6	5	83%	—
Residential mortgages	608	332	86	26%	77
Australian credit cards	—	61	65	107%	225
Other retail	—	55	35	64%	131
Small business	71	54	25	46%	68
Specialised lending	236	645	257	40%	156
Securitisation - Westpac	—	29	13	45%	—
Standardised - Westpac	24	307	162	53%	102
Securitisation - St.George	—	—	—	—	—
Standardised - St.George	668	1,253	391	31%	350
Total	1,926	3,770	1,482	39%	1,874

			Specific
31 December 2008	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	3 months ended
Corporate	7	1,019	630	62%	3
Business lending	127	189	80	42%	7
Sovereign	—	—	—	—	—
Bank	—	8	5	65%	—
Residential mortgages	685	277	71	26%	8
Australian credit cards	—	63	67	106%	51
Other retail	—	55	34	62%	25
Small business	52	46	21	46%	12
Specialised lending	102	198	58	29%	—
Securitisation - Westpac	—	49	12	24%	—
Standardised - Westpac	24	203	72	35%	32
Securitisation - St.George	NA	NA	NA	NA	NA
Standardised - St.George	NA	NA	NA	NA	NA
Total	997	2,107	1,050	50%	138

(1)         Care should be taken when comparing these ratios to Basel model LGD estimates because impaired loans represent a subset of total defaulted loans.

(2)   St.George losses are reported from, and including, 18 November 2008.

Disclosure Regarding Forward-looking Statements

This report contains statements that constitute “forward-looking statements” or statements about “future matters” within the meaning of section 728(2) of the Corporations Act 2001 and/or “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934.

Forward-looking statements include statements regarding our intent, belief or current expectations with respect to Westpac’s business and operations, market conditions, results of operations and financial condition, capital adequacy, specific provisions and risk management practices. We use words such as ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘will’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us and are subject to risks and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those Westpac expects, depending on the outcome of various factors, including, but not limited to those described in the section entitled ‘Risk and risk management’ in Westpac’s 2009 annual report available at www.westpac.com.au/investorcentre. Westpac is under no obligation, and does not intend, to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, after the date of this report.

Currency of presentation and certain definitions

In this report, unless otherwise stated or the context otherwise requires, references to ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.